                                                                    EXHIBIT 99.1

--------------------------------------------
     W. R. Berkley Corporation                         NEWS
     165 Mason Street, P.O. Box 2518                   RELEASE
     Greenwich, Connecticut 06836-2518
     (203) 629-3000
--------------------------------------------


   FOR IMMEDIATE RELEASE                               CONTACT:
                                                       Eugene G. Ballard
                                                       Senior Vice President -
                                                       Chief Financial Officer
                                                       and Treasurer
                                                       203-629-3000


           W. R. BERKLEY CORPORATION ANNOUNCES SECOND QUARTER RESULTS

     Greenwich, CT, July 26, 2001 -- W. R. Berkley Corporation (NYSE: BER) today reported net premiums written increased 30 percent to $454 million for the second quarter ended June 30, 2001 from $350 million in the year-earlier period. The premium growth was led by the company's specialty business, which reported an 81 percent increase in net premiums written for the quarter. For the first six months of 2001, total net premiums written for the company increased 20 percent to $886 million.

     Operating income was $8 million, or 26 cents per diluted share, for the second quarter of 2001 compared with $6 million, or 25 cents per diluted share, for the same period in 2000. For the first six months, the company reported operating income of $17 million, or 58 cents per diluted share, in 2001 compared with $12 million, or 45 cents per diluted share, in 2000.

     Net income for the second quarter of 2001 was $10 million, or 32 cents per diluted share, compared with $7 million, or 26 cents per diluted share, for the second quarter of 2000. For the first six months of 2001, net income was $20 million, or 68 cents per diluted share, compared with $11 million, or 43 cents per diluted share, in 2000.

W. R. Berkley Corporation                                                      2
--------------------------------------------------------------------------------


     Commenting on the company's results, William R. Berkley, chairman and chief executive officer, said: "It has been an exciting quarter. While our results were severely impacted by storm activity, more than half of which related to our personal lines business, the overall direction of our key operating divisions continues to show excellent progress.

     "Gross premiums written for specialty, alternative markets and facultative reinsurance grew by approximately 50 percent over the second quarter last year. These gains in premium volume primarily reflect price increases, although there was slight growth in policy count. Our pre-tax operating income in the second quarter increased by more than 80 percent over the comparable quarter a year ago."

     Mr. Berkley continued, "We made several changes which will generate a marked increase in our premium volume over the next five quarters, including purchasing less reinsurance. This is not likely, however, to have a consequential impact on our overall profitability during the balance of the year, but should substantially increase our investable assets in the long term and create additional future investment income. In addition, we continue to raise prices in all areas of the business and anticipate price improvements to continue in the foreseeable future.

     "We expect improvement in operating results and substantial growth in our gross and net premiums. We are continuing to focus our efforts on the specialty and alternative markets segments, which offer extraordinary opportunities in the current marketplace. We also are benefiting from the improving operating results at our regional businesses. Our international business is delivering double-digit returns, and we are generating outstanding results from our facultative reinsurance business. The current underwriting year results for the balance

W. R. Berkley Corporation                                                      3
--------------------------------------------------------------------------------


of our reinsurance business are slowly showing signs of improvement, although we continue to be adversely impacted by the underpriced business written in prior years.

     "The direction of our company continues to be extremely positive, and we remain optimistic," Mr. Berkley concluded.

     Founded in 1967, W. R. Berkley Corporation is an insurance holding company which operates in five segments of the property casualty insurance business: specialty insurance, alternative markets, reinsurance, regional property casualty insurance and international.

     This is a "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein, including those related to the Company's performance for the year 2001 and beyond, are based upon the Company's historical performance and on current plans, estimates and expectations. They are subject to various risks and uncertainties, including but not limited to, the cyclical nature of the property casualty industry, the long-tail and potentially volatile nature of the reinsurance business, the impact of competition, product demand and pricing, claims development and the process of estimating reserves, catastrophe and storm losses, legislative and regulatory developments, investment results, availability and use of reinsurance, and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission. These risks could cause the Company's actual results for the year 2001 and beyond to differ materially from those expressed in any forward-looking statement made by or on behalf of the Company. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

W. R. Berkley Corporation                                                      4
--------------------------------------------------------------------------------


                                           W. R. BERKLEY CORPORATION
                                     Consolidated Statements of Operations
                                 (Amounts in thousands except per share data)
                                            For the Three Months                    For the Six Months
                                               Ended June 30,                         Ended June 30,
                                          ------------------------                ------------------
                                          2001                2000                2001               2000
                                          ----                ----                ----               ----
Revenues:
    Net premiums written              $    453,888       $    350,081        $    885,799        $    735,842
    Change in unearned premiums            (35,828)            12,026             (88,804)            (14,991)
                                      ------------       ------------        ------------        ------------
       Premiums earned                     418,060            362,107             796,995             720,851
    Net investment income                   50,368             49,584             100,798              96,512
    Service fees                            19,111             19,191              36,703              35,717
    Realized investment gains                2,561                325               4,397                 793
    Other income                               897                726               1,257               1,384
                                      ------------       ------------        ------------        ------------
       Total revenues                      490,997            431,933             940,150             855,257

Expenses:
    Losses and loss expenses               296,653            265,493             568,121             527,252
    Other operating expenses               169,319            148,220             321,942             293,577
    Interest expense                        11,412             11,791              22,862              24,284
    Restructuring charge                        --                 --                  --               1,850
                                      ------------       ------------        ------------        ------------
       Total expenses                      477,384            425,504             912,925             846,963

       Income before income taxes
        And minority interest               13,613              6,429              27,225               8,294

Income tax (expense) benefit                (3,074)               564              (5,558)              3,216
Minority interest                             (941)              (357)             (1,803)               (528)
                                      ------------       ------------        ------------        ------------

       Net income                     $      9,598       $      6,636        $     19,864        $     10,982
                                      ============       ============        ============        ============

Net income per share:
       Basic                          $       0.33       $       0.26        $       0.71        $       0.43
                                      ============       ============        ============        ============

       Diluted                        $       0.32       $       0.26        $       0.68        $       0.43
                                      ============       ============        ============        ============

Average shares outstanding:
       Basic                                28,990             25,621              27,975              25,619
                                      ============       ============        ============        ============

       Diluted                              30,051             25,796              29,243              25,725
                                      ============       ============        ============        ============

W. R. Berkley Corporation                                                      5
--------------------------------------------------------------------------------


                                    W. R. BERKLEY CORPORATION
                               Supplemental Information by Segment
                                      (Amounts in thousands)
                                       For the Three Months             For the Six Months
                                          Ended June 30,                  Ended June 30,
                                      -----------------------      ----------------------------
                                      2001             2000            2001             2000
                                      ----             ----            ----             ----
Specialty Insurance:
  Gross premiums written           $  142,279      $  102,596      $    273,664      $  204,389
  Net premiums written                125,708          69,429           231,731         137,691
  Pre-tax operating income (1)         12,298           7,831            20,166          11,749
  Loss ratio                             66.3%           72.1%             67.3%           75.1%
  Expense ratio                          31.8%           34.1%             33.3%           33.7%
  GAAP combined ratio                    98.1%          106.2%            100.6%          108.8%
Alternative Markets (2):
  Gross premiums written           $   26,486      $   15,207      $     78,914      $   54,807
  Net premiums written                 23,842          13,604            70,398          49,580
  Pre-tax operating income (1)         11,109           7,838            19,914          14,253
  Loss ratio                             68.1%           63.2%             72.5%           69.5%
  Expense ratio                          32.2%           43.3%             33.3%           40.3%
  GAAP combined ratio                   100.3%          106.5%            105.8%          109.8%
Reinsurance (2)(3):
  Gross premiums written           $  119,497      $   95,199      $    209,904      $  195,472
  Net premiums written                 85,847          79,540           160,222         168,294
  Pre-tax operating income (1)            176           5,541             2,862          12,615
  Loss ratio                             70.7%           74.4%             73.5%           72.5%
  Expense ratio                          42.6%           34.0%             38.9%           34.8%
  GAAP combined ratio                   113.3%          108.4%            112.4%          107.3%
Regional Insurance:
  Gross premiums written           $  208,830      $  187,637      $    411,255      $  375,203
  Net premiums written                181,574         160,170           352,807         326,518
  Pre-tax operating income
  (loss)(1)                            (1,033)         (2,299)            4,199            (875)
  Loss ratio                             75.7%           75.5%             73.7%           74.5%
  Expense ratio                          33.3%           35.3%             33.7%           34.4%
  GAAP combined ratio                   109.0%          110.8%            107.4%          108.9%
International:
  Gross premiums written           $   42,071      $   33,639      $     80,697      $   66,797
  Net premiums written                 36,917          27,338            70,641          53,759
  Pre-tax operating income (1)          4,218           1,094             6,306           2,009
  Loss ratio                             62.5%           67.7%             62.3%           63.9%
  Expense ratio                          36.0%           36.2%             38.8%           40.6%
  GAAP combined ratio                    98.5%          103.9%            101.1%          104.5%
Combined:
  Gross premiums written           $  539,163      $  434,278      $  1,054,434      $  896,668
  Net premiums written                453,888         350,081           885,799         735,842
  Pre-tax operating income (1)         26,768          20,005            53,447          39,751
  Loss ratio                             71.0%           73.3%             71.3%           73.1%
  Expense ratio                          35.1%           35.3%             35.2%           35.1%
  GAAP combined ratio                   106.1%          108.6%            106.5%          108.2%
Statutory combined ratio                104.4%          108.2%            104.5%           107.4%

(1)  Pre-tax operating income represents segment earnings before realized investment gains, restructuring charges and minority interest.
(2)  In 2001, the company realigned the operating segments to reflect changes in the organizational structure of the business. Segment information for the prior period has been restated to reflect the change.
(3)  The decrease in reinsurance operating income for the second quarter reflects unfavorable prior year loss development. The increase in the expense ratio and decrease in the loss ratio reflects the effects of a new group-wide reinsurance treaty.

W. R. Berkley Corporation                                                      6
--------------------------------------------------------------------------------


                                    W. R. BERKLEY CORPORATION
                              Consolidated Supplemental Information
                          (Amounts in thousands except per share data)
                                         For the Three Months            For the Six Months
                                            Ended June 30,                  Ended June 30,
                                          ------------------              ----------------
                                        2001             2000           2001            2000
                                        ----             ----           ----            ----
After-tax earnings amounts:
--------------------------
Operating income (1)                 $     7,933     $     6,425     $    17,006    $    11,670
Restructuring charge                          --              --              --         (1,203)
Realized investment gains                  1,665             211           2,858            515
                                     -----------     -----------     -----------    -----------
    Net income                       $     9,598     $     6,636     $    19,864    $    10,982
                                     ===========     ===========     ===========    ===========


Earnings per diluted share:
---------------------------
Operating income (1)                 $       .26     $       .25     $       .58    $       .45

Restructuring charge                         --              --              --            (.04)
Realized investment gains                    .06             .01             .10            .02
                                     -----------     -----------     -----------    -----------
    Net income                       $       .32     $       .26     $       .68    $       .43
                                     ===========     ===========     ===========    ===========
Cash flow from operations before
    change in trading account        $    36,047     $    (2,965)    $    43,148    $    14,244



Balance sheet information:                      June 30,           December 31,
--------------------------                        2001                 2000
                                              -----------          -----------
Total investments (2)                         $ 3,247,722          $ 3,111,602
Total assets                                    5,197,215            5,022,070
Reserves for losses and loss expenses           2,544,854            2,533,917
Long-term debt                                    370,356              370,158
Trust preferred securities                        198,189              198,169
Stockholders' equity (3)                          827,560              680,896
Common shares outstanding                          29,014               25,656
Stockholders' equity per share                      28.52                26.54


(1)  Catastrophe losses were $31 million pretax, or 68 cents per diluted share after-tax, in the second quarter of 2001 compared with $16 million pretax, or 40 cents per diluted share after-tax, in the year-earlier period. Catastrophe losses were $40 million pretax, or 88 cents per diluted share after-tax, in the first six months of 2001 compared with $24 million pretax, or 60 cents per diluted share after-tax, in the year-earlier period.
(2)  Investments include trading account receivable from brokers and clearing organizations and trading securities sold but not yet purchased.
(3)  Stockholders' equity includes after-tax unrealized investment gains of $25.9 million and
     $19.4 million as of June 30, 2001 and December 31, 2000, respectively.